UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2006

BARNES GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-04801	06-0247840
(Commission File Number)	(I.R.S. Employer Identification No.)

123 Main Street, Bristol, Connecticut	06011-0489
(Address of principal executive offices)	(Zip Code)

(860) 583-7070
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

a.

Appointment of Principal Officer.

On February 1, 2006, the Board of Directors of Barnes Group Inc. (the "Company") appointed Gregory F. Milzcik to the position of Executive Vice President and Chief Operating Officer, of the Company. Mr. Milzcik, who is 46, joined the Company as Vice President, Barnes Group Inc. and President, Barnes Aerospace in June 1999. He was appointed President, Associated Spring, in November 2004.

b.

Election of Directors.

On February 1, 2006, the Board of Directors of the Company elected William C. Denninger, Senior Vice President, Finance and Chief Financial Officer, of the Company, and Gregory F. Milzcik, Executive Vice President and Chief Operating Officer, of the Company, as directors of the Company, each for a term ending on the date of the 2006 Annual Meeting of Stockholders.

Mr. Denninger, who is 55, joined the Company as Senior Vice President, Finance and Chief Financial Officer, in March 2000. Mr. Denninger is a director of Graham Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2006	BARNES GROUP INC.
(Registrant)

By: /s/ Signe S. Gates

Signe. S. Gates Senior Vice President, General Counsel and Secretary

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